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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 61 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 5, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to Shareholders of NY Tax Free Money Fund, Treasury Money Fund, Tax Free Money Fund, Cash Management Fund (constituting parts of the BT Investment Funds) and NY Tax Free Money Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, and Cash Management Portfolio, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Counsel and Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 1999